Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 20, 2001


                               DIGITAL RIVER, INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                       000-24643                 41-1901640
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)


                         9625 W. 76th Street, Suite 150
                          Eden Prairie, Minnesota 55344
               (Address of principal executive offices) (Zip code)


                                 (952) 253-1234
              (Registrant's telephone number, including area code)

ITEM 2. OTHER EVENTS

         On March 20, 2001, pursuant to an Asset Purchase Agreement dated as of March 20, 2001 (the "Purchase Agreement") by and between the Registrant, Calico Commerce, Inc., a Delaware corporation ("Calico"), and ConnectInc.com, Co., a Delaware corporation and a wholly-owned subsidiary of Calico ("ConnectInc"), the Registrant purchased those assets and assumed those liabilities of ConnectInc related to ConnectInc's Market Maker business, in exchange for approximately
1.63 million shares of the Registrant's common stock. The Purchase Agreement includes a contingent earnout whereby ConnectInc can receive additional shares of the Registrant's common stock based upon the revenue generated by the Market Maker product, from sales by the Registrant and Calico, over the 13 months following the closing.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

         (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         It is impracticable for Registrant to file herewith the required financial statements in this Current Report on Form 8-K. The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (b)   PRO FORMA FINANCIAL INFORMATION.

         It is impracticable for Registrant to file herewith the required pro forma financial statements in this Current Report on Form 8-K. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

         (c)   EXHIBITS.

         Exhibit No.       Description
         -----------       -----------
            2.1            Asset Purchase Agreement, dated March 20, 2001, by and
                           between the Registrant, Calico Commerce, Inc. and
                           ConnectInc.com, Co.

            10.1           Voting Agreement, dated March 20, 2001, by and between the
                           Registrant, Calico Commerce, Inc. and ConnectInc.com, Co.

            20.1           Press release of the Registrant dated March 21, 2001.


                                       2.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DIGITAL RIVER, INC.
                                    (Registrant)


Date:  March 23, 2001               By:  /s/ Robert E. Strawman
                                    --------------------------------------------
                                    Robert E. Strawman
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


                                       3.